Exhibit 10.1

[ ], 2017

Re:     Reset Offer of Common Stock Purchase Warrants dated [ ]

To Whom It May Concern:

Celsion Corporation (the “Company”) is pleased to offer to you the opportunity to reprice the exercise of all of the Common Stock purchase warrants set forth on Annex I attached hereto (the “[ ] Reprice Warrants”) currently held by you (the “Holder”). The shares underlying the [ ] Reprice Warrants (“Warrant Shares”) have been registered for resale pursuant to a registration statement on Form S-[ ] (File No. [ ]) (the “Registration Statement”). The Registration Statement is currently effective and, upon exercise of the [ ] Reprice Warrants pursuant to this letter agreement, will be effective for the issuance or resale, as the case may be, of the [ ] Warrant Shares. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement, dated as of [ ], by and among the Company and the signatories thereto (the “Purchase Agreement”).

In consideration for exercising in full all of the [ ] Reprice Warrants held by you (the “Warrant Exercise”), the Company hereby offers you a reduced exercise price of the [ ] Reprice Warrants of $1.65. Notwithstanding anything herein to the contrary, in the event the Warrant Exercise would otherwise cause the Holder to exceed the beneficial ownership limitations (“Beneficial Ownership Limitation”) in the [ ] Reprice Warrants, the Company shall only issue such number of Warrant Shares to the Holder that would not cause such Holder to exceed the maximum number of Warrant Shares permitted thereunder with the balance to be held in abeyance until notice from such Holder that the balance (or portion thereof) may be issued in compliance with such limitations.

Expressly subject to the paragraph immediately following this paragraph below, Holder may accept this offer by signing this letter below, with such acceptance constituting Holder's exercise in full of the Reprice Warrants for an aggregate exercise price of set forth on the Holder’s signature page hereto (the "Warrants Exercise Price") [ ] ET on [ ], 2017.

Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto.

From the date hereof until five (5) Trading Days after the date hereof, neither the Company nor any Subsidiary shall issue, enter into any agreement to effect the repricing of warrants, except pursuant to this agreement or any agreement entered into on the date hereof with [ ].

If this Offer is accepted and the transaction documents are executed on or before [ ] ET on [ ], 2017, then on or before [ ] ET on [ ], 2017, the Company shall file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing all material terms of the transactions contemplated hereunder. The Company shall also file an amendment to the prospectus supplement to the Registration Statements disclosing the reduced exercise price of the Reprice Warrants within 48 hours. The Company represents, warrants and covenants that, upon acceptance of this offer, the shares underlying the Reprice Warrants shall be issued free of any legends or restrictions on resale by Holder and all of the Warrant Shares shall be delivered electronically through the Depository Trust Company (i) on June 26, 2017 if the Company receives the Warrants Exercise Price no later than 2:00 p.m. ET on such date or (ii) within 1 business day of the date the Company receives the Warrants Exercise Price (or, with respect to shares in that would otherwise be in excess of the Beneficial Ownership Limitation, within 2 business days of the date the Company is notified by Holder that its ownership is less than the Beneficial Ownership Limitation). The terms of the Reprice Warrants, including but not limited to the obligations to deliver the Warrant Shares, shall otherwise remain in effect as if the acceptance of this offer were a formal Notice of Exercise (including but not limited to any liquidated damages and compensation in the event of late delivery of the Warrant Shares).

The Company acknowledges and agrees that the obligations of the Holders under this letter agreement are several and not joint with the obligations of any other holder of any other holders of Common Stock Purchase Warrants of the Company (each, an “Other Holder”) under any other agreement related to the exercise of such warrants (“Other Warrant Exercise Agreement”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Warrant Exercise Agreement. Nothing contained in this letter agreement, and no action taken by the Holders pursuant hereto, shall be deemed to constitute the Holders and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement and the Company acknowledges that the Holders and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement or any Other Warrant Exercise Agreement. The Company and the Holders confirm that the Holders have independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holders shall be entitled to independently protect and enforce their rights, including, without limitation, the rights arising out of this letter agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

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To accept this offer, Holder must counter execute this letter agreement and return the fully executed agreement to the Company at e-mail: MTardugno@Celsion.com, attn.: Michael H. Tardugno, on or before [ ] ET on [ ], 2017.

Please do not hesitate to call me if you have any questions.

Sincerely yours,

CELSION CORPORATION

By: _______________________ Name: Michael H. Tardugno Title: Chairman, President and Chief Executive Officer

Accepted and Agreed to:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Repriced [ ] Warrant Shares:

Aggregate Exercise Price:

DTC Instructions:

Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

(a)     Affirmation of Prior Representations, Warranties and Covenants. The Company hereby represents and warrants to the Holder that the Company’s representations and warranties as set forth in Section [ ] and as set forth in covenants listed in [ ] of the Securities Purchase Agreement, dated as of [ ] (the “Purchase Agreement”), together with any updates in the Company’s SEC Reports subsequent to the Purchase Agreement, are true and correct as of the date hereof and have been fully performed as of the date hereof. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

(b)     Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)     No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) subject to the Required Approvals (as defined in the Purchase Agreement), conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect (as defined in the Purchase Agreement).

(d)     Nasdaq Corporate Governance. The transactions contemplated under this letter agreement, comply with all rules of the Trading Market.

Annex I